UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

THE KEYW HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400 Hanover, Maryland 21076 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (443) 733-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On September 13, 2012, The KEYW Holding Corporation (“KEYW”) entered into a definitive merger agreement to acquire Sensage, Inc. (“Sensage”).  Sensage is a privately held provider of advanced Security Information and Event Management (SIEM) and event data warehousing software solutions to enterprise and government customers.  The closing of the acquisition is subject to, among other things, approval by the holders of not less than 95% of the outstanding shares of Sensage’s capital stock on an as-converted basis, which must include approval by a majority of the outstanding shares of each series of preferred stock, voting as a separate series on an as converted basis, and is expected to occur in October 2012.

The terms of the definitive agreement and plan of merger provide for the merger of an indirect wholly-owned subsidiary of KEYW with and into Sensage, with Sensage surviving as an indirect wholly-owned subsidiary of KEYW. The equity holders of Sensage will receive up to $18.0 million in cash and up to $16.5 million of KEYW common stock. $3.0 million of the cash consideration and $7.5 million of the stock consideration is contingent upon Sensage meeting certain revenue targets for the second half of 2012. The number of shares of KEYW common stock to be issued as part of the consideration will be based upon KEYW’s average closing market price over the ten (10) trading days ending three (3) calendar days prior to the acquisition’s closing date. The purchase price is subject to post-closing adjustments, including working capital and other adjustments, as of the closing date. Each of the parties to the agreement has made customary representations and warranties and agreed to certain indemnification obligations. The merger agreement provides that the outside date for closing the acquisition is October 15, 2012.

A copy of the press release announcing the signing of the Sensage agreement, dated September 13, 2012, is attached hereto as Exhibit 99.1.

Item 3.02           Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated into this Item 3.02 by reference. The shares of KEYW common stock offered and to be sold in connection with the Sensage acquisition were offered and will be sold pursuant to Section 4(2) of the Securities Act of 1933, as amended, which provides an exemption for transactions by an issuer not involving any public offering.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 13, 2012, by and among Sensage, Inc., The KEYW Corporation, The KEYW Holding Corporation, SSI Acquisition Corporation, and Fortis Advisors LLC as Representative of Sensage, Inc.’s shareholders.

99.1	Press Release, dated September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012	THE KEYW HOLDING CORPORATION

	By:	/s/ John E. Krobath
Name: John E. Krobath
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 13, 2012, by and among Sensage, Inc., The KEYW Corporation, The KEYW Holding Corporation, SSI Acquisition Corporation, and Fortis Advisors LLC as Representative of Sensage, Inc.’s shareholders.

99.1	Press Release, dated September 13, 2012.